Exhibit 99.3

Today we are pleased to announce that Dialogic Corporation has signed a definitive agreement to acquire the NMS Communications Platforms business of NMS Communications Corporation (“NMS”).   As a valued Dialogic customer we wanted to inform you about this exciting addition to our organization, as well as opportunities it may present for our ongoing relationship.

The addition of the NMS Communications Platforms line of products is highly complimentary to our current media processing, gateway and signaling offerings.  It also strengthens Dialogic’s ability to innovate going forward given we will be a larger, stronger company and we will leverage NMS’s video products to create even better market based video products going forward.  Additionally, we will be working with some dedicated and great people from NMS as well.

Dialogic is committed to continued investment in communications and media processing products and plans to leverage the acquired assets, core technologies, and expanded product offering to continue providing you world-class enabling technology, and solutions platforms.  We believe that this acquisition will offer meaningful advantages to you with respect to a broader product offering that will help solve critical VoIP, media processing, and signaling problems in the telecommunications marketplace.

In addition to the expanded product line, we continue in our commitment to provide you with superior service and support through our varied Dialogic® Pro™ Services offerings that are specifically targeted to meet your needs. We at Dialogic are very excited by the prospect of this addition to our business, and we would like to assure you that our most important objective will be to stay focused on you, and your business success.

We will be working hard during the transition period and thereafter to meet your needs, and exceed your expectations.  We intend to maintain and grow our level of performance and customer support and will work to keep you informed of our progress.  You can expect regular letters during the transition period as NMS and Dialogic work together to seamlessly transition business operations.

This acquisition is subject to NMS shareholder approval and the receipt of required regulatory approvals and we anticipate closing to occur in the fourth quarter.

We at Dialogic appreciate your trust and confidence in us, and look forward to continuing to grow our relationship together.  We know that our success depends on your success.

Should you have any questions please contact xxxx at xxxxxx.

Important Additional Information Will Be Filed With The SEC

NMS plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.  The proxy statement will contain important information about NMS, Dialogic, the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.  NMS Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.

NMS Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by NMS through the web site maintained by the SEC at www.sec.gov.

In addition, NMS investors and security holders will be able to obtain free copies of the proxy statement from NMS by contacting Karen Cameron at 100 Crossing Boulevard, Framingham, MA, 01702 or 508-271-1000.

NMS, Dialogic, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the NMS Communications Platforms business and the other corporate matters set forth in the proxy statement.  Information regarding NMS’s directors and executive officers and their ownership of NMS Shares is contained in NMS’s annual report on Form 10-K for the year ended December 31, 2007 and its proxy statement for NMS’s Annual Meeting of Stockholders which was filed with the SEC on April 22, 2008, and is supplemented by other public filings made, and to be made, with the SEC.  A more complete description will be available in the proxy statement filed in connection with the proposed sale of the NMS Communications Platforms business.  NMS Investors and security holders may obtain additional information regarding the direct and indirect interests of NMS, Dialogic, and their respective directors and executive officers with respect to the proposed sale of the NMS Communications Platforms business by reading the proxy statement and other filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this document regarding the proposed sale of the NMS Communications Platforms business to Dialogic, the expected timetable for completing the transaction, future financial and operating results of NMS and Dialogic, benefits and synergies of the transaction, future opportunities and future products of NMS and Dialogic, and any other statements regarding NMS’s or Dialogic’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including approval of the proposed sale of the NMS Communications Platforms business to Dialogic by NMS’s stockholders and receipt of required regulatory approvals; the possibility that Dialogic may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate NMS Communications Platforms business operations into those of Dialogic; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in  maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; fluctuations in financial results; and other risks.  Dialogic assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Any reference to our website in this document is not intended to incorporate the contents thereof into this document or any other public announcement.